UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2008

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

(973) 305-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2008, the Board of Directors (the “Board”) of Valley National Bancorp (the “Company”) appointed Robert C. Soldoveri to serve on the Board of the Company, effective at the closing of the merger of Greater Community Bancorp (“Greater Community”) with and into the Company on July 1, 2008. Mr. Soldoveri was designated for appointment as a director of the Company in accordance with the provisions of the Agreement and Plan of Merger between the Company and Greater Community, dated as of March 19, 2008. Mr. Soldoveri is not expected to be appointed to any Board committees. No decision has been made regarding to which Board committees he may be appointed.

There are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. Soldoveri that are required to be disclosed by Item 404(a) of Regulation S-K. Mr. Soldoveri will receive compensation for his services in accordance with the Company’s standard compensatory arrangements for non-employee directors.

On June 26, 2008, the Company issued a press release announcing the appointment of Mr. Soldoveri to its Board. The press release is set forth in its entirety and filed as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit

99.1	Press Release of Valley National Bancorp, dated June 26, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2008	VALLEY NATIONAL BANCORP

	By:	/s/ Alan D. Eskow
Alan D. Eskow Executive Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Title
99.1	Press Release of Valley National Bancorp, dated June 26, 2008.